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                                  EXHIBIT 4.1

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                     _____________________________________


                                 TELEDYNE, INC.


                                      AND


                                 CHEMICAL BANK


                         AMENDMENT TO RIGHTS AGREEMENT


                           DATED AS OF JULY 16, 1996


                    _______________________________________

                         AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------



       THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made as of this 16th day of July, 1996 by and between Teledyne, Inc., a Delaware corporation (the "Corporation"), and Chemical Bank, a New York banking corporation, as successor rights agent to Chemical Trust Company of California (the "Rights Agent") with reference to the following facts and circumstances:

       A. The Corporation has entered into an Agreement and Plan of Merger and Combination (as the same may be amended from time to time, the "Combination Agreement") with Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), and Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), providing for transactions (collectively, the "Combination") pursuant to which, among other things, ALC and the Corporation will become wholly-owned subsidiaries of ATI and the former stockholders of ALC and the Corporation will become stockholders of ATI.

       B. The Corporation and the Rights Agent are parties to a Rights Agreement dated as of January 4, 1995 (the "Rights Agreement").

       C.   Pursuant to the definition of "Acquiring Person" contained in
Section 1.1 of the Rights Agreement and used herein with the same meaning, the Board of Directors of the Corporation has approved, for purposes of the Rights Agreement, the execution and delivery of the Combination Agreement and the consummation of the transactions contemplated thereby (such execution, delivery and consummation being collectively, the "Combination Transactions"), with the intent and effect that none of the Combination Transactions shall result in (i) any person becoming an Acquiring Person, (ii) a Distribution Date (as defined in the Rights Agreement) occurring, (iii) the Rights (as defined in the Rights Agreement) becoming exercisable, or (iv) a Shares Acquisition Date (as defined in the Rights Agreement) occurring.

       D. The parties desire to amend the Rights Agreement in the respects hereafter set forth as a result of the execution and delivery of the Combination Agreement.

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

       1. Section 1.17 of the Rights Agreement is hereby amended to read in its entirety as follows: "'Final Expiration Date' means the earlier of (i) the 'Effective Time,' as defined in the Combination Agreement among Allegheny

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Teledyne Incorporated, a Delaware corporation, Allegheny Ludlum Corporation, a
Pennsylvania corporation, and the Corporation dated as of April 1, 1996, as the same may be amended from time to time, or (ii) the Close of Business on January 4, 2005."

       2. Clause (i) of Section 7.1 of the Rights Agreement is hereby amended to read in its entirety as follows: "(i) the Final Expiration Date,".

       3. All references in the Rights Agreement to Chemical Trust Company of California as the Rights Agent shall be replaced by references to Chemical Bank as successor Rights Agent.

       4. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

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       IN WITNESS WHEREOF, the parties herein have caused this Agreement to be duly executed and attested, all as of the date and year first above written.

                                    TELEDYNE, INC.

Attest:



By:  /s/ Donald B. Rice             By: /s/ William P. Rutledge
     ------------------------           -----------------------
     Donald B. Rice                     William P. Rutledge
     President and                      Chairman of the Board
     Chief Operating Officer            and Chief Executive
                                        Officer

                                    CHEMICAL BANK

Attest:



By:  /s/Florence Curley             By:  /s/Eric Leason
     -------------------------           -----------------------
     Florence Curley                     Eric Leason
     Assistant Vice President            Vice President